Exhibit 99.1

FOR IMMEDIATE RELEASE	Bel Fuse Inc. 300 Executive Drive Suite 300 West Orange, NJ 07052 www.belfuse.com tel 201.432.0463

Bel Reports Third Quarter 2023 Results

Continuous Financial Discipline Leads to Another Quarter of Impressive Results

WEST ORANGE, NJ, Wednesday, October 25, 2023 -- Bel Fuse Inc. (Nasdaq: BELFA and BELFB) today announced preliminary financial results for the third quarter of 2023.

Third Quarter 2023 Highlights

•

Net sales of $158.7 million compared to $177.7 million in Q3-22. Non-GAAP adjusted net sales (which exclude raw material expedite fee revenue) were $157.7 million in Q3-23, down from $168.3 million in Q3-22

•	Gross profit margin of 35.0%, up from 29.0% in Q3-22
•	Net earnings of $19.4 million versus $16.5 million in Q3-22
•	Adjusted EBITDA of $29.9 million (18.8% of sales), up from $27.3 million (15.4% of sales) in Q3-22
•	Backlog level of $408 million at September 30, 2023

“We are pleased with our improved financial performance this quarter on a sales base that was in line with our expectations,” said Daniel Bernstein, President and CEO. “For several quarters, the team has successfully executed on our plan to focus Bel’s engineering efforts, manufacturing resources and sales team on those products that align with our financial targets and goals.

“Our diversity in products and end markets, coupled with ongoing cost management and strategic revenue discipline, enabled us to achieve higher gross margin dollars on a lower sales base. The 600 basis point margin improvement was largely led by favorable product mix, with a higher volume of products going into aerospace and defense, eMobility and rail applications as compared to last year’s third quarter. Further, our low-margin expedite fee revenue was $1.0 million in Q3-23, down $8.4 million from its level in Q3-22. We are proud of the efforts of our global team in achieving long-term strategic value for our shareholders in an everchanging macroenvironment,” concluded Mr. Bernstein.

Farouq Tuweiq, CFO, added “Coupled with many cost containment initiatives underway in the third quarter, Bel also made solid progress on our previously-announced facility consolidations. These projects were substantially complete by the end of the quarter, with final transitions on track for the end of 2023. These consolidation projects are expected to result in annualized cost savings of approximately $6.9 million. Of this, $1.6 million is expected to be realized in Q4-23 with the full run rate of cost savings expected throughout 2024.

“Looking at the remainder of the year, based on information available today, our current estimate for the fourth quarter of 2023 is GAAP net sales in the $146-$154 million range. Expedite fee revenue amounted to $10.5 million in Q4-22 and is not expected to occur at comparable levels in Q4-23. Gross profit margins for Q4-23 are expected to be roughly in line with Q3-23 levels. We are focused on continued progress in areas under our control, while making strategic investments within the business to support Bel’s future growth,” concluded Mr. Tuweiq.

Non-GAAP financial measures, such as Non-GAAP net earnings, Non-GAAP EPS, EBITDA and Adjusted EBITDA, exclude restructuring charges, gains on sales of business and properties, and certain litigation costs. Non-GAAP adjusted net sales exclude expedite fee revenue. Please refer to the financial information included with this press release for reconciliations of GAAP financial measures to Non-GAAP financial measures and our explanation of why we present Non-GAAP financial measures.

Conference Call

Bel has scheduled a conference call for 8:30 a.m. ET on Thursday, October 26, 2023 to discuss these results.  To participate in the conference call, investors should dial 877-407-0784, or 201-689-8560 if dialing internationally. The presentation will additionally be broadcast live over the Internet and will be available at https://ir.belfuse.com/events-and-presentations. The webcast will be available via replay for a period of at least 20 days at this same Internet address.  For those unable to access the live call, a telephone replay will be available at 844-512-2921, or 412-317-6671 if dialing internationally, using access code 13741796 after 12:30 pm ET, also for 20 days.

About Bel

Bel (www.belfuse.com) designs, manufactures and markets a broad array of products that power, protect and connect electronic circuits.  These products are primarily used in the networking, telecommunications, computing, general industrial, high-speed data transmission, military, commercial aerospace, transportation and eMobility industries.  Bel's portfolio of products also finds application in the automotive, medical, broadcasting and consumer electronics markets.  Bel's product groups include Magnetic Solutions (integrated connector modules, power transformers, power inductors and discrete components), Power Solutions and Protection (front-end, board-mount and industrial power products, module products and circuit protection), and Connectivity Solutions (expanded beam fiber optic, copper-based, RF and RJ connectors and cable assemblies).  The Company operates facilities around the world.

Company Contact:

Farouq Tuweiq

Chief Financial Officer

ir@belf.com

Investor Contact:

Three Part Advisors

Jean Marie Young, Managing Director or Steven Hooser, Partner
631-418-4339

jyoung@threepa.com; shooser@threepa.com

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, our guidance for the fourth quarter of 2023, our statements regarding our expectations for 2023 and the remainder of the year, and our statements regarding future events, performance, plans, intentions, beliefs, expectations and estimates, including statements regarding matters such as trends and expectations as to our sales and sales base, net sales, expedite fee revenue, gross margins, growth, costs, cost management and containment, anticipated cost savings, revenue discipline, products and product mix, and end markets, and statements regarding the Company's positioning, its strategies, future progress, investments, plans, targets, goals, focuses and initiatives, and the expected timing and potential benefits thereof, and statements regarding our expectations and beliefs regarding trends in the Company's industry and the macroeconomic environment generally. These forward-looking statements are made as of the date of this release and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “forecast,” “outlook,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Bel’s control. Bel’s actual results could differ materially from those stated or implied in our forward-looking statements (including without limitation any of Bel’s projections) due to a number of factors, including but not limited to, the market concerns facing our customers, and risks for the Company’s business in the event of the loss of certain substantial customers; the continuing viability of sectors that rely on our products; the effects of business and economic conditions; the impact of public health crises (such as the ongoing governmental, social and economic effects and ultimate impact of COVID-19); the effects of rising input costs, and cost changes generally; difficulties associated with integrating previously acquired companies; capacity and supply constraints or difficulties, including supply chain constraints or other challenges; difficulties associated with the availability of labor, and the risks of any labor unrest or labor shortages; risks associated with our international operations, including our substantial manufacturing operations in China; risks associated with restructuring programs or other strategic initiatives, including any difficulties in implementation or realization of the expected benefits or cost savings; product development, commercialization or technological difficulties; the regulatory and trade environment; risks associated with fluctuations in foreign currency exchange rates and interest rates; uncertainties associated with legal proceedings; the market's acceptance of the Company's new products and competitive responses to those new products; the impact of changes to U.S. legal and regulatory requirements, including tax laws, trade and tariff policies; and the risks detailed in Bel’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and in subsequent reports filed by Bel with the Securities and Exchange Commission, as well as other documents that may be filed by Bel from time to time with the Securities and Exchange Commission. In light of the risks and uncertainties impacting our business, there can be no assurance that any forward-looking statement will in fact prove to be correct. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Bel’s views as of the date of this press release. Bel anticipates that subsequent events and developments will cause its views to change. Bel undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Bel’s views as of any date subsequent to the date of this press release.

Non-GAAP Financial Measures

The Non-GAAP measures identified in this press release as well as in the supplementary information to this press release (Non-GAAP adjusted net sales, Non-GAAP net earnings, Non-GAAP EPS, EBITDA and Adjusted EBITDA) are not measures of performance under accounting principles generally accepted in the United States of America ("GAAP").  These measures should not be considered a substitute for, and the reader should also consider, income from operations, net earnings, earnings per share and other measures of performance as defined by GAAP as indicators of our performance or profitability. Our Non-GAAP measures may not be comparable to other similarly-titled captions of other companies due to differences in the method of calculation.  We present results adjusted to exclude the effects of certain unusual or special items and their related tax impact that would otherwise be included under U.S. GAAP, to aid in comparisons with other periods.  We may use Non-GAAP financial measures to determine performance-based compensation and management believes that this information may be useful to investors.

Website Information

We routinely post important information for investors on our website, www.belfuse.com, in the "Investor Relations" section. We use our website as a means of disclosing material, otherwise non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

[Financial tables follow]

Bel Fuse Inc.
Supplementary Information(1)
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022

Net sales	$158,682	$177,739	$499,803	$485,030
Cost of sales	103,217	126,205	335,137	354,084
Gross profit	55,465	51,534	164,666	130,946
As a % of net sales	35.0%	29.0%	32.9%	27.0%

Research and development costs	5,292	4,877	16,521	14,381
Selling, general and administrative expenses	23,717	22,223	74,149	67,216
As a % of net sales	14.9%	12.5%	14.8%	13.9%
Restructuring charges	2,091	3,969	6,306	4,000
Gains on sale of properties	(147)	(1,596)	(3,819)	(1,596)

Income from operations	24,512	22,061	71,509	46,945
As a % of net sales	15.4%	12.4%	14.3%	9.7%

Gain on sale of Czech Republic business	(135)	-	980	-
Interest expense	(512)	(944)	(2,402)	(2,411)
Other income/expense, net	(96)	(429)	(286)	(2,926)
Earnings before income taxes	23,769	20,688	69,801	41,608

Provision for income taxes	4,321	4,140	8,006	2,959
Effective tax rate	18.2%	20.0%	11.5%	7.1%
Net earnings	$19,448	$16,548	$61,795	$38,649
As a % of net sales	12.3%	9.3%	12.4%	8.0%

Weighted average number of shares outstanding:
Class A common shares - basic and diluted	2,142	2,142	2,142	2,144
Class B common shares - basic and diluted	10,636	10,340	10,636	10,358

Net earnings per common share:
Class A common shares - basic and diluted	$1.46	$1.27	$4.63	$2.95
Class B common shares - basic and diluted	$1.54	$1.34	$4.88	$3.12

(1) The supplementary information included in this press release for 2023 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

Bel Fuse Inc.
Supplementary Information(1)
Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$100,225	$70,266
Accounts receivable, net	94,265	107,274
Inventories	139,997	172,465
Other current assets	28,529	31,403
Total current assets	363,016	381,408
Property, plant and equipment, net	38,193	36,833
Right-of-use assets	21,660	21,551
Related-party note receivable	1,905	-
Equity method investment	9,978	-
Goodwill and other intangible assets, net	76,125	79,210
Other assets	48,191	41,464
Total assets	$559,068	$560,466

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$43,984	$64,589
Operating lease liability, current	6,190	5,870
Other current liabilities	67,508	65,845
Total current liabilities	117,682	136,304
Long-term debt	60,000	95,000
Operating lease liability, long-term	15,551	15,742
Other liabilities	44,424	51,074
Total liabilities	237,657	298,120
Stockholders' equity	321,411	262,346
Total liabilities and stockholders' equity	$559,068	$560,466

(1) The supplementary information included in this press release for 2023 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

Bel Fuse Inc.
Supplementary Information(1)
Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Nine Months Ended
	September 30,
	2023	2022

Cash flows from operating activities:
Net earnings	$61,795	$38,649
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	9,962	11,604
Stock-based compensation	2,712	1,672
Amortization of deferred financing costs	33	34
Deferred income taxes	(4,894)	(5,113)
Net unrealized losses (gains) on foreign currency revaluation	130	(494)
Gains on sale of properties	(3,819)	(1,596)
Gain on sale of Czech Republic business	(980)	-
Other, net	(495)	360
Changes in operating assets and liabilities:
Accounts receivable, net	11,931	(17,851)
Unbilled receivables	1,590	(317)
Inventories	29,313	(32,574)
Accounts payable	(18,674)	4,884
Accrued expenses	4,536	6,678
Accrued restructuring costs	(148)	3,628
Income taxes payable	2,008	6,380
Other operating assets/liabilities, net	(13,575)	8,125
Net cash provided by operating activities	81,425	24,069

Cash flows from investing activities:
Purchases of property, plant and equipment	(9,659)	(5,612)
Payment for equity method investment	(9,975)	-
Investment in related-party notes receivable	(1,905)	-
Proceeds from sale of property, plant and equipment	5,403	1,833
Proceeds from sale of business	5,063	-
Net cash used in investing activities	(11,073)	(3,779)

Cash flows from financing activities:
Dividends paid to common stockholders	(2,490)	(2,470)
Repayments under revolving credit line	(40,000)	-
Borrowings under revolving credit line	5,000	-
Purchase of treasury stock	-	(349)
Repayments of long-term debt	-	(2,500)
Net cash used in financing activities	(37,490)	(5,319)

Effect of exchange rate changes on cash and cash equivalents	(2,903)	(5,832)

Net increase in cash and cash equivalents	29,959	9,139
Cash and cash equivalents - beginning of period	70,266	61,756
Cash and cash equivalents - end of period	$100,225	$70,895

Supplementary information:
Cash paid during the period for:
Income taxes, net of refunds received	$18,148	$7,496
Interest payments	$3,738	$2,129
ROU assets obtained in exchange for lease obligations	$5,887	$6,111

(1) The supplementary information included in this press release for 2023 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

Bel Fuse Inc.
Supplementary Information(1)
Product Group Highlights
(dollars in thousands, unaudited)

	Sales			Gross Margin
	Q3-23	Q3-22	% Change	Q3-23	Q3-22	Basis Point Change
Power Solutions and Protection	$74,862	$76,433	-2.1%	41.7%	32.4%	930
Connectivity Solutions	51,771	50,253	3.0%	35.8%	26.1%	970
Magnetic Solutions	32,049	51,053	-37.2%	22.0%	30.4%	(840)
Total	$158,682	$177,739	-10.7%	35.0%	29.0%	600

	Sales			Gross Margin
	YTD September 2023	YTD September 2022	% Change	YTD September 2023	YTD September 2022	Basis Point Change
Power Solutions and Protection	$245,134	$206,247	18.9%	37.5%	29.5%	800
Connectivity Solutions	160,010	140,062	14.2%	35.8%	26.7%	910
Magnetic Solutions	94,659	138,721	-31.8%	23.0%	27.0%	(400)
Total	$499,803	$485,030	3.0%	32.9%	27.0%	590

(1) The supplementary information included in this press release for 2023 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

Bel Fuse Inc.
Supplementary Information(1)
Reconciliation of GAAP Net Sales to Non-GAAP Adjusted Net Sales(2)
Reconciliation of GAAP Net Earnings to EBITDA and Adjusted EBITDA(2)
(in thousands, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022

GAAP net sales	$158,682	$177,739	$499,803	$485,030
Expedite fee revenue	1,008	9,435	14,425	22,023
Non-GAAP adjusted net sales	$157,674	$168,304	$485,378	$463,007

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022

GAAP Net earnings	$19,448	$16,548	$61,795	$38,649
Interest expense	512	944	2,402	2,411
Provision for income taxes	4,321	4,140	8,006	2,959
Depreciation and amortization	3,391	3,288	9,962	11,604
EBITDA	$27,672	$24,920	$82,165	$55,623
% of net sales	17.4%	14.0%	16.4%	11.5%

Unusual or special items:
Gain on sale of Czech Republic business	135	-	(980)	-
Gains on sale of properties	(147)	(1,596)	(3,819)	(1,596)
Restructuring charges	2,091	3,969	6,306	4,000
MPS litigation costs	132	-	2,903	-

Adjusted EBITDA	$29,883	$27,293	$86,575	$58,027
% of net sales	18.8%	15.4%	17.3%	12.0%

(1) The supplementary information included in this press release for 2023 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) In this press release and supplemental information, we have included Non-GAAP financial measures, including Non-GAAP adjusted net sales, Non-GAAP net earnings, Non-GAAP EPS, EBITDA and Adjusted EBITDA. We present results adjusted to exclude the effects of certain specified items and their related tax impact that would otherwise be included under GAAP, to aid in comparisons with other periods. We may use Non-GAAP financial measures to determine performance-based compensation and management believes that this information may be useful to investors.

Bel Fuse Inc.
Supplementary Information(1)
Reconciliation of GAAP Measures to Non-GAAP Measures(2)
(in thousands, except per share data) (unaudited)

The following tables detail the impact that certain unusual or special items had on the Company's net earnings per common Class A and Class B basic and diluted shares ("EPS") and the line items in which these items were included on the consolidated statements of operations.

	Three Months Ended September 30, 2023					Three Months Ended September 30, 2022
Reconciling Items	Earnings before taxes	Provision for income taxes	Net earnings	Class A EPS(3)	Class B EPS(3)	Earnings before taxes	Provision for income taxes	Net earnings	Class A EPS(3)	Class B EPS(3)

GAAP measures	$23,769	$4,321	$19,448	$1.46	$1.54	$20,688	$4,140	$16,548	$1.27	$1.34
Restructuring charges	2,091	407	1,684	0.13	0.13	3,969	985	2,984	0.23	0.24
Gains on sale of properties	(147)	(29)	(118)	(0.01)	(0.01)	(1,596)	(367)	(1,229)	(0.09)	(0.10)
Gain on sale of Czech Republic business	135	7	128	0.01	0.01	-	-	-	-	-
MPS litigation costs	132	30	102	0.01	0.01	-	-	-	-	-
Non-GAAP measures	$25,980	$4,736	$21,244	$1.59	$1.68	$23,061	$4,758	$18,303	$1.40	$1.48

	Nine Months Ended September 30, 2023					Nine Months Ended September 30, 2022
Reconciling Items	Earnings before taxes	Provision for income taxes	Net earnings	Class A EPS(3)	Class B EPS(3)	Earnings before taxes	Provision for income taxes	Net earnings	Class A EPS(3)	Class B EPS(3)

GAAP measures	$69,801	$8,006	$61,795	$4.63	$4.88	$41,608	$2,959	$38,649	$2.95	$3.12
Restructuring charges	6,306	1,007	5,299	0.40	0.42	4,000	990	3,010	0.23	0.24
Gains on sale of properties	(3,819)	(763)	(3,056)	(0.23)	(0.24)	(1,596)	(367)	(1,229)	(0.09)	(0.10)
Gain on sale of Czech Republic business	(980)	(49)	(931)	(0.07)	(0.07)	-	-	-	-	-
MPS litigation costs	2,903	667	2,236	0.17	0.18	-	-	-	-	-
Non-GAAP measures	$74,211	$8,868	$65,343	$4.89	$5.16	$44,012	$3,582	$40,430	$3.09	$3.26

(1) The supplementary information included in this press release for 2023 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) In this press release and supplemental information, we have included Non-GAAP financial measures, including Non-GAAP adjusted net sales, Non-GAAP net earnings, Non-GAAP EPS, EBITDA and Adjusted EBITDA. We present results adjusted to exclude the effects of certain specified items and their related tax impact that would otherwise be included under GAAP, to aid in comparisons with other periods. We may use Non-GAAP financial measures to determine performance-based compensation and management believes that this information may be useful to investors.

(3) Individual amounts of earnings per share may not agree to the total due to rounding.